Exhibit 99.1

RARE Hospitality International Announces Second-Quarter Earnings of $0.47 Per Diluted Share; Also Declares a 3-for-2 Stock Split

    ATLANTA--(BUSINESS WIRE)--July 23, 2003--RARE Hospitality International, Inc. (Nasdaq: RARE), today announced financial results for the second quarter and six months ended June 29, 2003. Total revenues for the quarter increased 16.0% to $168,620,000 from $145,386,000 for the second quarter of 2002. Net income for the second quarter of 2003 rose 18.6% to $10,840,000 from $9,141,000 for the second quarter of 2002. Net earnings per diluted share increased 17.5% to $0.47 for the second quarter of 2003 from $0.40 for the second quarter of 2002.
    For the first six months of 2003, total revenues grew 14.5% to $332,769,000 from $290,684,000 for the first half of 2002. Net income increased 19.4% to $22,541,000 for the first six months of 2003 from $18,876,000 for the comparable period in 2002, resulting in a 16.9% increase in net earnings per diluted share to $0.97 for the first half of 2003 from $0.83 for the first six months of 2002.
    RARE also announced today that its Board of Directors has approved a 3-for-2 stock split, which will be effected in the form of a 50% stock dividend to shareholders of record as of the close of business on August 12, 2003. As of July 23, 2003, the Company had approximately 22,252,000 shares of common stock outstanding. The stock split will increase the number of shares of common stock outstanding to approximately 33,378,000 shares. In addition, the Company announced that its Board of Directors has authorized the repurchase of up to $25 million of the Company's outstanding common stock from time-to-time through May 2005.
    Philip J. Hickey, Jr., Chairman and Chief Executive Officer of RARE, remarked, "We are very pleased to have achieved financial results for the second quarter that exceeded original expectations. The RARE team continues to produce growth with contributions from each of the three components of our growth strategy. First, growth in same-store sales exceeded expectations, despite relatively strong same-store sales growth in the second quarter last year. Second, we remain on schedule to meet our new restaurant development goals for 2003. Third, even with the anticipated increase in pre-opening expenses of over $800,000 for the second quarter of 2003 as compared with the second quarter of 2002, our net profit margin increased to 6.4% for the second quarter of 2003 from 6.3% for the second quarter last year. We believe the Board's approval of the 3-for-2 stock split recognizes the continuing successful implementation of our growth strategy and its potential to generate further profitable growth."
    LongHorn Steakhouse - Revenues for LongHorn Steakhouse increased 16.3% for the second quarter of 2003 due to a 4.9% increase in same-store sales and a 9.3% increase in restaurants in operation to 177 at the end of the second quarter of 2003 from 162 at the end of the second quarter last year. Five restaurants opened during the second quarter, and as planned, two existing restaurants closed in conjunction with the expiration of their real estate leases. LongHorn expects to open six restaurants during the third quarter, three of which are already open. RARE anticipates opening a total of 20 to 21 LongHorn Steakhouse restaurants during 2003.
    Bugaboo Creek Steak House - Second-quarter revenues for Bugaboo Creek Steak House rose 18.6% for the quarter. This growth was primarily driven by a 15.0% expansion in restaurants in operation to 23 at the end of the second quarter of 2003 from 20 at the end of 2002's second quarter. In addition, Bugaboo Creek produced a same-store sales increase of 3.7% for the quarter. The Company plans to open three Bugaboo Creek Steak House restaurants during 2003, one of which was opened during the second quarter.
    The Capital Grille - The Capital Grille produced a 13.5% increase in revenue for the second quarter of 2003, primarily attributable to its 10.2% increase in same-store sales. One new The Capital Grille restaurant opened during the second quarter, bringing the total number of restaurants in operation at the end of the quarter to 16.
    Mr. Hickey added, "RARE's profitable growth would not be possible without the outstanding teams within our restaurants, who ensure that our guests enjoy a superior dining experience. Our commitment to the strategy of developing the best team in the restaurant business was again evidenced in the second quarter by the promotion of David George to President of Longhorn Steakhouse. We also promoted Thomas Pannullo to Vice President of Operations for LongHorn Steakhouse. Our success in this difficult economic environment is attributable to the high quality of RARE's team members throughout the organization; they are the foundation of our confidence in the Company's prospects."
    As announced on July 7, 2003, RARE has established its guidance for earnings per diluted share for 2003 in a range of $1.77 to $1.80 and for the third quarter of 2003 in a range of $0.32 to $0.33. This guidance is based on, among other factors, the Company's performance for the second quarter and first half of 2003, as well as its expectations for the remainder of 2003 for same-store sales growth in a range of 2% to 3% and scheduled new restaurant development. In addition, the guidance for the third quarter of 2003 assumes an increase in pre-opening expense of $500,000 to $600,000 compared with the third quarter of 2002, due to a greater number of restaurant openings expected versus the third quarter last year. Of course, the statements contained in this paragraph and the immediately preceding paragraph are forward-looking statements, and the achievement of these targets is dependent not only on RARE's continued execution of its goals, but also on risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by these forward-looking statements.
    RARE Hospitality International will hold a conference call to discuss this release tomorrow, July 24, at 9:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.rarehospitality.com and clicking Investor Relations or by going to www.vcall.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on October 23, 2003.
    Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company's ability to identify and secure suitable locations for new restaurants on acceptable terms, open the anticipated number of new restaurants on time and within budget, achieve anticipated rates of same-store sales, hire and train additional restaurant personnel and integrate new restaurants into its operations; the continued implementation of the Company's business discipline over a large restaurant base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer dining patterns; the impact of any negative publicity or public attitudes related to the consumption of beef; disruption of established sources of product supply or distribution; competitive pressures from other national and regional restaurant chains; business conditions, such as inflation or a recession, or other negative effect on dining patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the restaurant industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company's SEC reports, including the annual report on Form 10-K for 2002 and its current reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
    RARE Hospitality International, Inc. currently owns, operates and franchises 224 restaurants, including 183 LongHorn Steakhouse restaurants, 23 Bugaboo Creek Steak House restaurants and 16 The Capital Grille restaurants.


                 RARE HOSPITALITY INTERNATIONAL, INC.
              Unaudited Consolidated Financial Highlights
                 (In thousands, except per share data)

                                                      Fiscal Quarter
                                                      13 Weeks Ended
                                                    June 29,  June 30,
Statement of Operations Data:                         2003      2002
                                                   --------   --------
Revenues:
  Restaurant sales:
    LongHorn Steakhouse                            $121,661   $104,559
    The Capital Grille                               24,653     21,721
    Bugaboo Creek Steak House                        20,249     17,080
    Specialty concepts                                1,959      1,938
                                                   --------   --------
      Total restaurant sales                        168,522    145,298
    Franchise revenues                                   98         88
                                                   --------   --------
      Total revenues                                168,620    145,386
                                                   --------   --------
Costs and expenses:
  Cost of restaurant sales                           60,518     52,781
  Operating expenses - restaurants                   73,591     63,650
  Depreciation and amortization -
    restaurants                                       6,460      5,841
  Pre-opening expense                                 1,668        825
  General and administrative expenses                10,024      8,312
                                                   --------   --------
      Total costs and expenses                      152,261    131,409
                                                   --------   --------
    Operating income                                 16,359     13,977
Interest expense, net                                   213        421
Minority interest                                        82        120
                                                   --------   --------
  Earnings before income taxes                       16,064     13,436
Income tax expense                                    5,224      4,295
                                                   --------   --------
      Net earnings                                 $ 10,840   $  9,141
                                                   ========   ========
Basic earnings per common share                    $   0.49   $   0.42
                                                   ========   ========
Diluted earnings per common share                  $   0.47   $   0.40
                                                   ========   ========
Weighted average common shares outstanding:
  Basic                                              22,061     21,732
                                                   ========   ========
  Diluted                                            23,175     23,000
                                                   ========   ========

                                                        Six Months
                                                      26 Weeks Ended
                                                    June 29,  June 30,
Statement of Operations Data:                        2003       2002
                                                   --------   --------
Revenues:
  Restaurant sales:
    LongHorn Steakhouse                            $240,320   $208,944
    The Capital Grille                               48,107     43,575
    Bugaboo Creek Steak House                        40,484     34,326
    Specialty concepts                                3,669      3,666
                                                   --------   --------
      Total restaurant sales                        332,580    290,511
    Franchise revenues                                  189        173
                                                   --------   --------
      Total revenues                                332,769    290,684
                                                   --------   --------
Costs and expenses:
  Cost of restaurant sales                          119,158    105,593
  Operating expenses - restaurants                  144,217    125,930
  Depreciation and amortization -
   restaurants                                       12,717     11,601
  Pre-opening expense                                 2,725      1,739
  General and administrative expenses                19,895     16,685
                                                   --------   --------
      Total costs and expenses                      298,712    261,548
                                                   --------   --------
   Operating income                                  34,057     29,136
Interest expense, net                                   459        870
Minority interest                                       200        300
                                                   --------   --------
  Earnings before income taxes                       33,398     27,966
Income tax expense                                   10,857      9,090
                                                   --------   --------
       Net earnings                                 $22,541    $18,876
                                                   ========   ========
Basic earnings per common share                     $  1.03   $   0.87
                                                   ========   ========
Diluted earnings per common share                   $  0.97   $   0.83
                                                   ========   ========

Weighted average common shares outstanding:
  Basic                                              21,987     21,612
                                                   ========   ========
  Diluted                                            23,133     22,836
                                                   ========   ========

                                                   June 29,   Dec. 29,
Balance Sheet Data:                                  2003       2002
                                                   --------   --------
Cash and short-term investments                    $ 32,936   $ 31,467
Total assets                                        413,244    386,907
Long-term debt                                            -          -
Obligations under capital leases,
  net of current installments                        22,336     22,406
Minority interest                                     1,419      1,411
Total shareholders' equity                          326,522    300,132


    CONTACT: RARE Hospitality International Inc., Atlanta
             W. Douglas Benn, Chief Financial Officer, 770/399-9595